Exhibit 99.1

Moved on Business Wire
February 8, 2018

DXC Technology Delivers Third Quarter
Growth in Earnings per Share, Margins, and Cash Flow

•
Q3 Earnings per Share was $2.68, including the cumulative impact of certain items of $0.53 per share, reflecting restructuring costs, pension and OPEB actuarial and settlement gains, transaction and integration-related costs, amortization of acquired intangible assets and a tax adjustment related to U.S. tax reform

•	Q3 Non-GAAP Earnings per Share was $2.15

•
Q3 Net Income was $779 million, including the cumulative impact of certain items of $154 million, reflecting restructuring costs, pension and OPEB actuarial and settlement gains, transaction and integration-related costs, amortization of acquired intangible assets and tax benefit related to U.S. tax reform

•	Q3 EBIT of $488 million, adjusted for certain items is $927 million and Adjusted EBIT Margin on a comparable basis is 15.0%, compared with 9.5% in the prior year on a pro forma basis

•	Q3 Net Cash from Operating Activities was $999 million

•	Q3 Adjusted Free Cash Flow of $686 million

TYSONS, Va., February 8, 2018 - DXC Technology Company (NYSE:DXC) today reported results for the third quarter of fiscal year 2018, representing the period from October 1 through December 31, 2017.

“DXC continued to execute on our strategic roadmap during the third quarter, during which the company delivered year-over-year and sequential growth in earnings per share, margins and cash flow,” said Mike Lawrie, chairman, president and CEO of DXC Technology. “Revenue was up sequentially, reflecting strong project sales in the quarter. We are also on track to achieve our year-one cost savings targets. The separation of our U.S. Public Sector business and combination with Vencore and KeyPoint Government Solutions continues to progress with the filing of the Form 10 with the U.S. Securities and Exchange Commission.”

Financial Highlights - Third Quarter Fiscal 2018

•
Diluted earnings per share was $2.68 in the third quarter, including $(0.56) per share of restructuring costs, $0.05 per share of pension and OPEB actuarial and settlement gains, $(0.23) per share of transaction and integration-related costs, $(0.36) per share of amortization of acquired intangible assets and $1.63 per share of tax adjustment related to U.S. tax reform. This compares with $0.21 in the year ago period.

•	Non-GAAP diluted earnings per share was $2.15.

•
Income before income taxes was $438 million in the third quarter, including $(213) million of restructuring costs, $17 million of pension and OPEB actuarial and settlement gains, $(94) million of transaction and integration-related costs, and $(149) million of amortization of acquired intangibles. This compares with $50 million in the year ago period.

•	Non-GAAP income before income taxes was $877 million compared with $589 million in the year ago period on a pro forma combined company basis.

•
Net income was $779 million for the third quarter, including $(161) million of restructuring costs, $14 million of pension and OPEB actuarial and settlement gains, $(68) million of transaction and integration-related costs, $(104) million of amortization of acquired intangibles and $473 million of tax adjustment related to U.S. tax reform. This compares with $37 million in the prior year period.

•
Adjusted EBIT was $927 million in the third quarter compared with $626 million in the prior year on a pro forma combined company basis. Adjusted EBIT margin was 15.0% compared with 9.5% in the year ago quarter which is presented on a pro forma combined company basis.

•	Net cash provided by operating activities was $999 million in the third quarter, compared with $563 million in the year ago period.

•	Adjusted free cash flow was $686 million in the third quarter.

Global Business Services (GBS)
GBS revenue was $2,315 million in the quarter as compared to $1,046 million for the prior year. Excluding the impact of purchase price accounting, GBS revenue decreased 6.6% year-over-year in constant currency on a pro forma combined company basis, reflecting headwinds in traditional application services, partially offset by growth in our Enterprise Applications and Business Process Services businesses. GBS profit margin in the quarter was 18.6%, up from 13.9% in the prior year on a pro forma combined company basis, reflecting ongoing cost actions in the business. New business awards for GBS were $3.3 billion in the third quarter.

Global Infrastructure Services (GIS)
GIS revenue was $3,145 million in the quarter as compared to $871 million for the prior year. Excluding the impact of purchase price accounting, GIS revenue decreased 6.8% year-over-year in constant currency on a pro forma combined company basis. The GIS revenue reflects headwinds in the legacy infrastructure business, partially offset by client transformations leveraging digital offerings in Cloud and Security. GIS profit margin in the quarter was 14.7%, up from 9.5% in the prior year on a pro forma combined company basis, reflecting cost actions and process automation. New business awards for GIS were $2.2 billion in the third quarter.

United States Public Sector (USPS)
USPS revenue was $726 million in the quarter. Excluding the impact of purchase price accounting, USPS revenue decreased 11.9% year-over-year on a pro forma combined company basis, reflecting the benefit of a large one-time contract reset during the third quarter last year. USPS profit margin in the quarter was 15.2%, up from 11.6% in the prior year on a pro forma combined company basis, reflecting ongoing cost actions in the business. New business awards for USPS were $527 million in the third quarter.

Returning Capital to Shareholders
During the third quarter, DXC Technology returned $51 million to shareholders consisting of common stock dividends.

Earnings Conference Call
DXC Technology senior management will host a conference call to discuss these results today at 5 p.m. EST. The dial-in number for domestic callers is 888-394-8218. Callers who reside outside of the United States or Canada should dial +1-323-794-2149. The passcode for all participants is 5950692. The webcast and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 15, 2018. Replay numbers can be found at the following link. The replay passcode is also 5950692.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP and pro forma basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective most directly comparable measures calculated on a GAAP or pro forma basis, as well as the rationale for management’s use of non-GAAP measures, are included below.

About DXC Technology
DXC Technology is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC Technology serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC Technology is recognized among the best corporate citizens globally. For more information, visit DXC Technology's website at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-Q for the quarter ended December 31, 2017. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per-share amounts)	December 31, 2017	December 30, 2016	December 31, 2017	December 30, 2016

Revenues	$6,186	$1,917	$18,262	$5,718

Costs of services	4,521	1,347	13,621	4,131
Selling, general and administrative	475	333	1,557	931
Depreciation and amortization	481	161	1,379	494
Restructuring costs	213	3	595	85
Interest expense	77	33	231	87
Interest income	(27)	(8)	(59)	(26)
Other expense (income), net	8	(2)	(72)	3
Total costs and expenses	5,748	1,867	17,252	5,705

Income before income taxes	438	50	1,010	13
Income tax (benefit) expense	(341)	13	(207)	(25)
Net income	779	37	1,217	38
Less: net income attributable to non-controlling interest, net of tax	3	6	26	13
Net income attributable to DXC common stockholders	$776	$31	$1,191	$25

Income per common share:
Basic:	$2.72	$0.22	$4.18	$0.18
Diluted:	$2.68	$0.21	$4.11	$0.17

Cash dividend per common share	$0.18	$0.14	$0.54	$0.42

Weighted average common shares outstanding for:
Basic EPS	285.38	140.88	284.70	140.13
Diluted EPS	289.77	144.81	289.53	143.80

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 31, 2017	March 31, 2017
Assets
Cash and cash equivalents	$2,926	$1,263
Receivables, net	5,611	1,643
Prepaid expenses	540	223
Other current assets	444	118
Total current assets	9,521	3,247

Intangible assets, net	7,927	1,794
Goodwill	9,320	1,855
Deferred income taxes, net	458	381
Property and equipment, net	3,812	903
Other assets	2,544	483
Total Assets	$33,582	$8,663

Liabilities
Short-term debt and current maturities of long-term debt	$2,173	$738
Accounts payable	1,510	410
Accrued payroll and related costs	813	248
Accrued expenses and other current liabilities	3,403	998
Deferred revenue and advance contract payments	1,524	518
Income taxes payable	215	38
Total current liabilities	9,638	2,950

Long-term debt, net of current maturities	6,367	2,225
Non-current deferred revenue	856	286
Non-current income tax liabilities and deferred tax liabilities	1,523	423
Other long-term liabilities	1,996	613
Total Liabilities	20,380	6,497

Total Equity	13,202	2,166

Total Liabilities and Equity	$33,582	$8,663

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(in millions)	December 31, 2017	December 30, 2016
Cash flows from operating activities:
Net income	$1,217	$38
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,387	503
Share-based compensation	76	56
(Gain) on dispositions	—	(1)
Unrealized foreign currency exchange losses	44	20
Other non-cash charges, net	23	16
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	167	296
Decrease in liabilities	(372)	(123)
Net cash provided by operating activities	2,542	805

Cash flows from investing activities:
Purchases of property and equipment	(175)	(199)
Payments for outsourcing contract costs	(259)	(59)
Software purchased and developed	(157)	(124)
Cash acquired through Merger	974	—
Payments for acquisitions, net of cash acquired	(193)	(434)
Proceeds from sale of assets	29	26
Other investing activities, net	(6)	(35)
Net cash provided by (used in) investing activities	213	(825)

Cash flows from financing activities:
Borrowings of commercial paper	1,822	1,667
Repayments of commercial paper	(1,706)	(1,562)
Borrowings under lines of credit	—	920
Repayment of borrowings under lines of credit	(335)	(773)
Borrowings on long-term debt, net of discount	621	157
Principal payments on long-term debt	(2,023)	(282)
Proceeds from bond issuance	647	—
Proceeds from stock options and other common stock transactions	107	47
Taxes paid related to net share settlements of share-based compensation awards	(75)	(12)
Repurchase of common stock	(66)	—
Dividend payments	(123)	(59)
Other financing activities, net	(5)	(31)
Net cash (used in) provided by financing activities	(1,136)	72
Effect of exchange rate changes on cash and cash equivalents	44	(119)
Net increase (decrease) in cash and cash equivalents	1,663	(67)
Cash and cash equivalents at beginning of year	1,263	1,178
Cash and cash equivalents at end of period	$2,926	$1,111

Pro Forma Combined Company Financial Information

In an effort to provide investors with additional information, we are disclosing certain unaudited pro forma combined company financial information of DXC for the three and nine months ended December 31, 2016 ("pro forma combined company" information) as supplemental information herein. The following discussion includes comparisons of our unaudited results of operations for the three and nine months of fiscal 2018 to our pro forma combined company results. The pro forma combined company results are based on the historical quarterly statements of operations of each of CSC and the Enterprise Services Business of Hewlett Packard Enterprise Company (“HPES"), giving effect to the merger as if it had been consummated on April 2, 2016.

CSC reported its results based on a fiscal year convention that comprised four thirteen-week quarters, while HPES reported its results on a fiscal year basis ended October 31. As a consequence of CSC and HPES having different fiscal year-end dates, the pro forma combined company results include the historical unaudited condensed combined statements of operations of CSC for the three and nine months ended December 30, 2016 and of HPES for the three and nine months ended October 31, 2016.

The historical financial information of HPES was “carved-out” from the combined statement of operations of HPE and reflects assumptions and allocations made by HPE and only includes revenue and costs directly attributable to HPES and an allocation of expenses related to certain HPE corporate functions and does not necessarily include all expenses that would have been incurred by HPES had it been a separate, stand-alone entity and therefore, does not necessarily reflect what HPES’ results of operations would have been had HPES operated as a stand-alone company during the period presented. Actual costs that may have been incurred if HPES had been a stand-alone company would depend on a number of factors, including the chosen organizational structure, functions outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure.

The pro forma combined company results have been prepared using the acquisition method of accounting with CSC considered the accounting acquirer of HPES. These pro forma combined company results include historical results, reflecting preliminary purchase accounting ("PPA") adjustments and aligning our accounting policies for consolidated results and reportable segments. These adjustments give effect to pro forma events that were (i) directly attributable to the merger of CSC and HPES, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results of operations of DXC. The pro forma combined company results do not reflect the costs of integration activities or benefits that may result from realization of synergies. No assurances of the timing or the amount of cost synergies, or the costs necessary to achieve those cost synergies, can be provided.

The adjustments to historical results included were based upon currently available information and assumptions that management of DXC believes to be reasonable. The pro forma combined company results are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what DXC's results of operations would have been had the merger occurred on April 2, 2016, and should not be taken as being indicative of DXC’s future consolidated financial results. The pro forma combined company results should be read in conjunction with Exhibit 99.2 of the previously filed to Form 8-K/A that was filed on June 14, 2017, including the accompanying notes.

Subsequent to the June 14, 2017 8-K/A filing referenced above, we adjusted the preliminary purchase price allocation and related fair value estimates, which would have decreased pro forma combined net loss and loss per common share by $96 million and $0.34, respectively, for the three months ended December 30, 2016, and $292 million and $1.03, respectively, for the nine months ended December 30, 2016.

Segment Results

The following tables summarize segment revenue for the three and nine months ended December 31, 2017 as compared to the three and nine months ended December 30, 2016:

Segment Revenue
	GAAP Basis			Pro Forma Combined Company Basis
(in millions)	Three Months Ended December 31, 2017	Historical CSC for the Three Months Ended December 30, 2016	% Change (NC)	Three Months Ended December 30, 2016	% Change	% Adjusted Change in Constant Currency(1)
GBS	$2,315	$1,046	—	$2,432	(4.8)%	(6.6)%
GIS	3,145	871	—	3,327	(5.5)%	(6.8)%
USPS	726	—	—	826	(12.1)%	(11.9)%
Total Revenues	$6,186	$1,917	—	$6,585	(6.1)%	(7.4)%

(1) Adjusted for PPA impact of $6 million in GBS, $26 million in GIS and $2 million in USPS.
(NC) Not comparable

Segment Revenue
	GAAP Basis			Pro Forma Combined Company Basis
(in millions)	Nine Months Ended December 31, 2017	Historical CSC for the Nine Months Ended December 30, 2016	% Change (NC)	Nine Months Ended December 30, 2016	% Change	% Adjusted Change in Constant Currency(1)
GBS	$6,893	$3,130	—	$7,245	(4.9)%	(4.9)%
GIS	9,256	2,588	—	9,906	(6.6)%	(5.4)%
USPS	2,113	—	—	2,207	(4.3)%	(3.9)%
Total Revenues	$18,262	$5,718	—	$19,358	(5.7)%	(5.0)%

(1) Adjusted for PPA impact of $32 million in GBS, $134 million in GIS and $8 million in USPS.
(NC) Not comparable

We define segment profit as segment revenues less segment cost of services, selling, general and administrative, and depreciation and amortization (excluding amortization of acquired intangible assets). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction and integration-related costs and amortization of acquired intangible assets. The following table presents our segment profit and segment profit margins:

Segment Profit
	Three Months Ended
(in millions)	December 31, 2017	Historical CSC December 31, 2016	Pro Forma Combined Company December 31, 2016
Profit
GBS profit	$431	$134	$338
GIS profit	463	84	317
USPS profit	110	—	96
All other loss	(77)	(42)	(144)
Interest income	27	8	18
Interest expense	(77)	(33)	(55)
Restructuring costs	(213)	(3)	(214)
Pension and OPEB actuarial and settlement gains	17	—	—
Amortization of acquired intangible assets	(149)	(20)	(119)
Transaction and integration-related costs	(94)	(78)	(126)
Income before income taxes	$438	$50	$111

Segment profit margins
GBS	18.6%	12.8%	13.9%
GIS	14.7%	9.6%	9.5%
USPS	15.2%	—%	11.6%

Segment Profit
	Nine Months Ended
(in millions)	December 31, 2017	Historical CSC December 30, 2016	Pro Forma Combined Company December 30, 2016
Profit
GBS profit	$1,093	$349	$889
GIS profit	1,222	201	540
USPS profit	296	—	245
All other loss	(129)	(148)	(465)
Interest income	59	26	59
Interest expense	(231)	(87)	(232)
Restructuring costs	(595)	(85)	(646)
Pension and OPEB actuarial and settlement gains	17	—	(198)
Amortization of acquired intangible assets	(438)	(56)	(352)
Transaction and integration-related costs	(284)	(187)	(282)
Income (loss) before income taxes	$1,010	$13	$(442)

Segment profit margins
GBS	15.9%	11.2%	12.3%
GIS	13.2%	7.8%	5.5%
USPS	14.0%	—%	11.1%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations and unaudited pro forma combined company statement of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures provide investors supplemental information about the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma combined company basis. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments to its performance measures include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•	Transaction and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the merger and other acquisitions.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Pension and OPEB actuarial and settlement gains and losses - reflects pension and OPEB actuarial and settlement gains and losses.

•	Certain overhead costs - reflects certain fiscal 2017 HPE costs allocated to HPES that are expected to be largely eliminated on a prospective basis.

•
Tax adjustment - reflects the estimated special benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2018 periods and the application of an approximate 27.5% pro forma tax rate for fiscal 2017 periods, which is the midpoint of prospective targeted effective tax rate range of 25% to 30% and effectively excludes the impact of discrete tax adjustments for those periods.

EBIT and Adjusted EBIT

A reconciliation of net income (loss) to EBIT and adjusted EBIT is as follows:

	Three Months ended		Nine Months Ended
(in millions)	December 31, 2017	Pro Forma Combined Company December 30, 2016	December 31, 2017	Pro Forma Combined Company December 30, 2016
Net income (loss)	$779	$(166)	$1,217	$(570)
Income tax (benefit) expense	(341)	277	(207)	128
Interest income	(27)	(18)	(59)	(59)
Interest expense	77	55	231	232
EBIT	488	148	1,182	(269)
Restructuring costs	213	214	595	646
Transaction and integration-related costs	94	126	284	282
Amortization of acquired intangible assets	149	119	438	352
Pension and OPEB actuarial and settlement (gains) losses	(17)	—	(17)	198
Certain overhead costs	—	19	—	107
Adjusted EBIT	$927	$626	$2,482	$1,316

Adjusted EBIT margin	15.0%	9.5%	13.6%	6.8%
EBIT margin	7.9%	2.2%	6.5%	(1.4)%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2017
Net cash provided by operating activities	$999	$2,542
Net cash used in investing activities(1)	(217)	220
Acquisitions, net of cash acquired	41	(781)
Payments on capital leases and other long-term asset financings	(289)	(732)
Payments on transaction and integration-related costs	61	204
Payments on restructuring costs	176	569
Sale of accounts receivables, net DPP	(24)	(4)
Sale of USPS accounts receivables	(61)	(148)
Adjusted free cash flow	$686	$1,870

(1)	Excludes capital expenditures financed through our lease credit facility.

Non-GAAP Performance Measures

A reconciliation of non-GAAP performance measures to the respective most directly comparable financial measure calculated and presented in accordance with GAAP or on a pro forma basis is as follows:

	Three Months Ended December 31, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Pension and OPEB Actuarial and Settlement Gains	Transaction and Integration-related Costs	Amortization of Acquired Intangible Assets	Tax adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,521	$—	$—	$—	$—	$—	$4,521
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	475	—	17	(94)	—	—	398
Income before income taxes	438	213	(17)	94	149	—	877
Income tax (benefit) expense	(341)	52	(3)	26	45	473	252
Net income	$779	$161	$(14)	$68	$104	$(473)	$625
Less: net income attributable to noncontrolling interest, net of tax	3	—	—	—	—	—	3
Net income attributable to DXC common stockholders	$776	$161	$(14)	$68	$104	$(473)	$622

Effective tax rate	(77.9)%						28.7%

Basic EPS	$2.72	$0.56	$(0.05)	$0.24	$0.36	$(1.66)	$2.18
Diluted EPS	$2.68	$0.56	$(0.05)	$0.23	$0.36	$(1.63)	$2.15

Weighted average common shares outstanding for:
Basic EPS	285.38	285.38	285.38	285.38	285.38	285.38	285.38
Diluted EPS	289.77	289.77	289.77	289.77	289.77	289.77	289.77

	Nine Months Ended December 31, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Pension and OPEB Actuarial and Settlement Gains	Transaction and Integration-related Costs	Amortization of Acquired Intangible Assets	Tax adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$13,621	$—	$—	$—	$—	$—	$13,621
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,557	—	17	(284)	—	—	1,290
Income before income taxes	1,010	595	(17)	284	438	—	2,310
Income tax (benefit) expense	(207)	143	(3)	90	148	473	644
Net income	$1,217	$452	$(14)	$194	$290	$(473)	$1,666
Less: net income attributable to noncontrolling interest, net of tax	26	—	—	—	—	—	26
Net income attributable to DXC common stockholders	$1,191	$452	$(14)	$194	$290	$(473)	$1,640

Effective tax rate	(20.5)%						27.9%

Basic EPS	$4.18	$1.59	$(0.05)	$0.68	$1.02	$(1.66)	$5.76
Diluted EPS	$4.11	$1.56	$(0.05)	$0.67	$1.00	$(1.63)	$5.66

Weighted average common shares outstanding for:
Basic EPS	284.70	284.70	284.70	284.70	284.70	284.70	284.70
Diluted EPS	289.53	289.53	289.53	289.53	289.53	289.53	289.53

	Pro Forma Combined Company Three Months Ended December 30, 2016
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangibles	Certain Overhead Costs	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,015	$—	$—	$—	$—	$—	$5,015
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	689	—	(126)	—	(19)	—	544
Income before income taxes	111	214	126	119	19	—	589
Income tax (benefit) expense	277	—	—	—	—	(112)	165
Net (loss) income	$(166)	$214	$126	$119	$19	$112	$424
Less: net income attributable to noncontrolling interest, net of tax	8	—	—		—	—	8
Net (loss) income attributable to DXC common stockholders	$(174)	$214	$126	$119	$19	$112	$416

Effective Tax Rate	249.5%						28.0%

Basic EPS	$(0.61)	$0.76	$0.44	$0.42	$0.07	$0.40	$1.47
Diluted EPS	$(0.61)	$0.75	$0.44	$0.41	$0.07	$0.39	$1.45

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	287.09	287.09	287.09	287.09	287.09	287.09

	Pro Forma Combined Company Nine Months Ended December 30, 2016
(in millions, except per-share amounts)	Pro Forma Combined Company	Restructuring Costs	Transaction and Integration-related Costs	Amortization of Acquired Intangibles	Pension and OPEB Actuarial and Settlement Losses	Certain Overhead Costs	Tax Adjustment	Pro Forma Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$15,293	$—	$—	$—	$(150)	$—	$—	$15,143
Selling, general, and administrative (excludes depreciation and amortization and restructuring costs)	2,059	—	(282)	—	(48)	(107)	—	$1,622
(Loss) income, before income taxes	(442)	646	282	352	198	107	—	1,143
Income tax expense	128	—	—	—	—	—	190	318
Net (loss) income	(570)	646	282	352	198	107	(190)	825
Less: net income attributable to non-controlling interest, net of tax	17	—	—		—	—	—	17
Net (loss) income attributable to DXC common stockholders	$(587)	$646	$282	$352	$198	$107	$(190)	$808

Effective Tax Rate	(29.0)%							27.8%

Basic EPS	$(2.07)	$2.28	$1.00	$1.24	$0.70	$0.38	$(0.67)	$2.85
Diluted EPS	$(2.07)	$2.25	$0.98	$1.23	$0.69	$0.37	$(0.66)	$2.82

Weighted average common shares outstanding for:
Basic EPS	283.16	283.16	283.16	283.16	283.16	283.16	283.16	283.16
Diluted EPS	283.16	286.83	286.83	286.83	286.83	286.83	286.83	286.83